Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-121965) pertaining to the Compass Minerals International, Inc. Savings Plan of our report dated June 25, 2007 with respect to the financial statements and schedules of the Compass Minerals International, Inc., Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young, LLP

Kansas City, Missouri
June 25, 2007